As filed with the Securities and Exchange Commission on November 15, 1994.

                                      Registration Statement No. 33-____________


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              ____________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                             CHESAPEAKE CORPORATION
             (Exact name of Registrant as specified in its Charter)

        Virginia                                         54-0166880
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)
                        1021 East Cary Street, Box 2350
                         Richmond, Virginia  23218-2350
          (Address of principal executive office, including zip code)

                            CHESAPEAKE PACKAGING CO.
                    401(k) SAVINGS PLAN FOR HOURLY EMPLOYEES
                            (Full title of the Plan)
                              ____________________

                             J. P. Causey Jr., Esq.
                 Vice President, Secretary and General Counsel
                             Chesapeake Corporation
                        1021 East Cary Street, Box 2350
                         Richmond, Virginia  23218-2350
                                  804-697-1000
(Name, address and telephone number, including area code, of agent for service)

                                With copies to:

                            Hugh V. White, Jr., Esq.
                               Hunton & Williams
                              951 East Byrd Street
                         Richmond, Virginia  23219-4074
                                  804-788-8200
                              ____________________

                        CALCULATION OF REGISTRATION FEE

                                          Proposed     Proposed
    Title of             Amount to        Maximum      Maximum        Amount of
   Securities                be           Offering     Aggregate    Registration
      to be              Registered        Price       Offering         Fee
  Registered (1)                         Per Share(2)  Price(2)
Common Stock, $1 par      637,559
value per share           shares           $30.50     $19,445,550      $6,705.36
      (1) Pursuant to Rule 416(c) under Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
In addition, each share of Common Stock is accompanied by one Preferred
Share Purchase Right.

      (2) Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(c) on the basis of $30.50 per share, which was the average of the high and low prices of the Common Stock on the New York Stock Exchange on November 8, 1994, as reported in The Wall Street Journal.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

      Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information.

      Not required to be filed with the Commission.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents filed by Chesapeake Corporation (the "Company") with the Commission (file No. 1-3203) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1993; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994, and September 30, 1994; (iii) the Company's Current Report on Form 8-K dated March 16, 1994; and (iv) the description of the Company's Common Stock (the "Common Stock") contained in a registration statement filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

      All annual reports of the Chesapeake Packaging Co. 401(k) Savings Plan for Hourly Employees (the "Plan") filed by the Plan pursuant to Section 13(a) or 15(d) of the Exchange Act, and all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      Not applicable.

Item 6.  Indemnification of Directors and Officers.

      The Virginia Stock Corporation Act permits, and the registrant's Bylaws require, indemnification of the registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Under Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Company's Bylaws require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. In addition, the Company carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act. The Company's Bylaws also provide that, to the full extent the Virginia Stock Corporation Act (as it presently exists or may hereafter be amended) permits the limitation or elimination of the liability of directors and officers, no director or officer of the Company shall be liable to the Company or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct. Section 13.1-692.1 of the Virginia Stock Corporation Act presently permits the elimination of liability of directors and officers in any proceeding brought by or in the right of the Company or brought by or on behalf of stockholders of the Company, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security. Sections 13.1-692.1 and 13.1-696 to -704 of the Virginia Stock Corporation Act are hereby incorporated by reference herein.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

Exhibit No.

4.1 Articles of Incorporation (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1989, and incorporated herein by reference).

4.2 Bylaws (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference).

4.3 Rights Agreement, dated as of March 15, 1988, between the Company and Crestar Bank (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K dated March 15, 1988, and incorporated herein by reference).

4.4 Rights Agreement Amendment, dated as of August 24, 1992, between the Company and Harris Trust and Savings Bank (filed as Exhibit 4.4 to the Company's Registration Statement on Form S-8, File No. 33-____, and incorporated herein by reference).

4.5 Form of Chesapeake Packaging Co. 401(k) Savings Plan for Hourly Employees (filed herewith).

4.6 Form of Chesapeake Packaging Co. 401(k) Savings Plan for Hourly Employees Trust Agreement between the Company and The Bank of New York (filed herewith).

5 Opinion of Hunton & Williams as to the legality of the securities being registered (filed herewith).

23.1  Consent of Hunton & Williams (included in Exhibit 5).

23.2  Consent of Coopers & Lybrand L.L.P. (filed herewith).

24    Powers of Attorney (included on signature page).

      The Company undertakes that it will submit the Plan and any amendments hereto, to the Internal Revenue Service (the "IRS") in a timely manner and will, to the extent that the Company believes it necessary or appropriate, make all changes required by the IRS in order to qualify the Plan under
Section 401(a) of the Internal Revenue Code.

Item 9.  Undertakings

      (a)   The undersigned registrant hereby undertakes:

            1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 11th day of October, 1994.

                                      CHESAPEAKE CORPORATION
                                      (Registrant)


                                      By /s/ J. Carter Fox

                                          J. Carter Fox
                                          President, Chief Executive Officer and
                                          Chairman of the Board of Directors


      Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 11th day of October, 1994. Each person whose signature appears below hereby authorizes the agent for service named in the registration statement to execute in the name of each such person, and to file, any amendment, including any post-effective amendment, to the registration statement making such changes in the registration statement as the registrant deems appropriate, and appoints the agent for service as attorney-in-fact to sign in his behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement.

          Signature                                  Title
By  /s/ J. Carter Fox                     By /s/ Wallace Stettinius
      J. Carter Fox Chairman of the             Wallace Stettinius
      Board of Directors, President &           Director
      Chief Executive Officer

By  /s/ Paul A. Dresser, Jr.              By /s/ John Hoyt Stookey
      Paul A. Dresser, Jr. Director,            John Hoyt Stookey
      Executive Vice President &                Director
      Chief Operating Officer

By /s/ Robert L. Hintz                    By /s/ Richard G. Tilghman
      Robert L. Hintz                           Richard G. Tilghman
      Director                                  Director

By /s/ William D. McCoy                   By /s/ Joseph P. Viviano
      William D. McCoy                          Joseph P. Viviano
      Director                                  Director

By /s/ C. Elis Olsson                     By /s/ Harry H. Warner
      C. Elis Olsson                            Harry H. Warner
      Director                                  Director

By /s/ John W. Rosenblum                  By /s/ Andrew J. Kohut
      John W. Rosenblum                         Andrew J. Kohut
      Director                                  Vice President - Finance &
                                                Chief Financial Officer

                                          By /s/ Christopher R. Burgess
                                                Christopher R. Burgess
                                                Controller

      The Plan. Pursuant to the requirements of the Securities Act, the Plan has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 11th day of October, 1994.

                                    CHESAPEAKE PACKAGING CO. 401(k)
                                    SAVINGS PLAN FOR HOURLY EMPLOYEES



                                    By /s/ Thomas A. Smith

                                        Thomas A. Smith
                                        Vice President - Human Resources and
                                        Assistant Secretary

                                       EXHIBIT INDEX


                                                                   Sequentially
Exhibit No.             Description                                Numbered Page

4.1 Articles of Incorporation (filed as Exhibit 3.1 to the
    Company's Annual Report on Form 10-K for the year ended
    December 31, 1989, and incorporated herein by reference).

4.2   Bylaws (filed as Exhibit 3.2 to the Company's Annual
      Report on Form 10-K for the year ended December 31, 1991, and incorporated herein by reference).

4.3 Rights Agreement, dated as of March 15, 1988, between the Company and Crestar Bank (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K dated March
      15, 1988, and incorporated herein by reference).

4.4   Rights Agreement Amendment, dated as of August 24,
      1992, between the Company and Harris Trust and Savings
      Bank (filed as Exhibit 4.4 to the Company's
      Registration Statement on Form S-8, File No.
      33-______, and incorporated herein by reference).

4.5 Form of Chesapeake Packaging Co. 401(k) Savings Plan for Hourly Employees (filed herewith).

4.6 Form of Chesapeake Packaging Co. 401(k) Savings Plan for Hourly Employees Trust Agreement between the
      Company and The Bank of New York (filed herewith).

5 Opinion of Hunton & Williams as to the legality of the securities being registered (filed herewith).

23.1  Consent of Hunton & Williams (included in Exhibit 5).

23.2  Consent of Coopers & Lybrand L.L.P. (filed herewith).

24    Powers of Attorney (included on signature page).